                                                                 EXHIBIT 10.41

                         MASTER LEASE PURCHASE AGREEMENT

MASTER LEASE PURCHASE AGREEMENT, dated as of June 28, 2001 ("Lease"), by and between Electronic Data Systems Corporation, a Delaware corporation with its principal place of business located at 5400 Legacy Drive, Plano, Texas 75024, as lessor ("Lessor"), and Nestor Traffic Services, Inc., a Delaware corporation with its principal place of business located at One Richmond Square, Providence, Rhode Island 02906, as lessee ("Lessee").

The parties hereto, for good and valuable consideration and intending to be legally bound, hereby agree as follows:

1.   PROCEDURE FOR LEASING:

     (a) SCHEDULES. Subject to the terms and conditions set forth herein and in any applicable Schedule (as hereinafter defined) hereto, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, each facility (including all items of equipment, services and facilities (each, an "Item") to be incorporated therein prior to the Completion Date thereof, a "Facility") described in any Master Lease Purchase Schedule (a "Schedule") from time to time executed in the form of Exhibit A by Lessor and Lessee pursuant hereto. Any and all such Schedules are deemed a part hereof, and each such Schedule incorporates by reference this Lease and shall constitute, subject to Section 9 hereof, a separate lease. Capitalized terms not otherwise defined herein have the meanings provided for in the applicable Schedule(s) hereto. As and when directed by Lessee in accordance with Section 1(b) hereof and, in any event, subject to the terms and conditions of this Lease, Lessor hereby agrees to acquire (or to advance funds to Lessee for the acquisition of) up to a total of one hundred sixteen (116) Facilities, at a purchase price per Facility (the "Lessor's Cost") of $53,053.00, and to lease each such Facility to Lessee in accordance with the terms of this Lease and each applicable Schedule hereto.

     (b) CONDITIONS PRECEDENT. The obligations of Lessor to purchase any Items from the manufacturer, supplier or provider thereof (the "Vendor"), to advance to Lessee all or any portion of the Lessor's Cost for the acquisition of any Facility or Items thereof, and/or to lease any Facility to Lessee under any Schedule, are, in each case, subject to Lessor's prior receipt of each of the following, in form and substance reasonably satisfactory to Lessor: (i) a fully-completed Schedule containing a detailed description of all Items forming a part of, or required for installation and completion of, the applicable Facility to be leased thereunder; (ii) technical specifications and an implementation plan setting forth a timetable for achieving the Completion Date with respect to each relevant Facility; (iii) bills of sale or equivalent documentation, as Lessor may from time to time request, evidencing Lessor's right, title and interest in and to all Items covered by any Schedule, it being understood and agreed between Lessor and Lessee that, with respect to all Items purchased by Lessee from Vendors with funds advanced by Lessor hereunder, Lessee shall all such times be acting as agent for Lessor with respect to the purchase thereof, such that title thereto shall immediately vest in Lessor as and when so purchased; (iv) a certificate of insurance complying with the requirements of
Section 4(f) hereof and the applicable Schedule; and (v) such agreements, instruments and documents as Lessor may reasonably deem necessary or advisable for the creation, attachment or perfection of any lien or security interest hereby granted in favor of Lessor in any and all items of Collateral (as defined below). Lessor hereby appoints Lessee as its agent for purchase, inspection and acceptance of any or all Items from the Vendor. Upon Lessee's preparation and submission to Lessor of each Certificate of Completion for Lessor's approval and countersignature thereof, any and all Items described in the Certificate of Completion and/or the Schedule relating to the applicable Facility will be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

     (c) ADVANCE REQUEST. Upon Lessee's delivery to Lessor of (i) a written request (an "Advance Request") that the Lessor's Cost for any Facility be paid to applicable Vendor(s) directly and/or be advanced to Lessee (as and in such proportions as Lessee shall direct) and (ii) all other items applicable to such Advance Request as described in clauses (i) through (v) of Section 1(b), Lessor shall pay to the applicable Vendor(s) directly and/or advance to Lessee (as and in such proportions as Lessee shall direct) the total sum of $53,053.00, representing the full amount of the purchase price for each applicable Facility and the applicable Lessor's Cost therefor.

     2. TERM AND RENT; COLLATERAL: The lease of and rent for Items comprising any Facility will commence on the day specified in the related Schedule as the Commencement Date, and will continue for the period specified as the "Term" therein, as the same may be adjusted pursuant to the terms hereof and thereof. Lessee promises to make each payment of rent (whether as Completion Rent or as Basic Rent, as the case may be, "Rent") during the Term on the due dates and in the amounts set forth in each Schedule, without notice or demand, at Lessor's address set forth above or as otherwise directed by Lessor in writing. No payment of Rent will be refunded for any cause or reason whatsoever. The parties hereto intend that all Rents and other amounts payable by Lessee hereunder will continue to be payable in all events unless the obligation to pay same is terminated pursuant to the express terms hereof or of any Schedule hereto. If any payment hereunder falls due on a day on which Lessor is not open for business (a "Business Day"), such payment shall be due and payable on the immediately preceding Business Day. Subject to any and all applicable terms of the License Agreement (as defined below), as collateral security for the payment and performance of any or all obligations of Lessee under this Lease and each Schedule hereto, Lessee hereby grants to Lessor (x) a continuing lien and security interest in and with respect to (all of the following items, collectively, the "Collateral") any and all equipment, supplies, facilities, assets or rights, whether now or hereafter owned or acquired by Lessee, at any time forming a part of or used in, and necessary for the commercial operation of, any Facility (including, without limitation, any and all access rights, contract rights, equipment platforms, software applications, etc., at any time forming a part of or used in, and necessary for such commercial operation of, such Facility), and (y) a right of first refusal to assume (in Lessor's discretion and without obligation) in the circumstances of default as specified in Section 9 hereof Lessee's rights and obligations under, and to undertake performance in Lessee's place and stead of, any contractual arrangements of Lessee with third-parties (each, a "Facility Contract") relating to the commercial use or operation of any or all Facilities, it being understood and agreed that Lessee shall at all times use commercially reasonable efforts to secure in all such Facility Contracts terms and conditions permitting the exercise of remedies by Lessor as contemplated by Section 9 hereof. As used in this Lease, the term "License Agreement" means that certain Master License Agreement for CrossingGuard Software, dated as of June 28, 2001, by and between Lessee, as the licensor, and Lessor, as the licensee, relating to certain Software (as defined in the License Agreement) as may from time to time be included in the Collateral subject hereto.

     3. LATE CHARGE: If any Rent or any other amount due hereunder from Lessee (other than the amounts due under this Section 3) is not paid within fifteen
(15) days after the due date therefor, Lessee agrees to pay a late charge equal to five percent (5%) on the amount of such delinquent Rent or other payment, but not exceeding the maximum amount permissible under applicable law. The failure of Lessor to collect any late charge will not constitute a waiver of Lessor's right with respect thereto. Late charges will be due and payable on the due date for the next following payment of Rent.

     4. LESSEE REPRESENTATIONS AND COVENANTS: Lessee represents, warrants, covenants and agrees as follows, and each such representation, warranty, covenant and agreement shall be deemed made and renewed as of the date hereof and as of the Commencement Date, each Advance Request date and the Completion Date under each Schedule, without the necessity of any further act or instrument:

        (a) GENERAL. (i) Lessee is duly organized and validly existing under the laws of the State of Delaware; this Lease, each Schedule hereto and all instruments delivered in connection herewith and therewith (x) have been duly authorized by all necessary action and have been duly executed and delivered,
(y) constitute valid, legal and binding agreements of Lessee, enforceable against Lessee in accordance with their respective terms, except to the extent limited by applicable bankruptcy and insolvency laws, and (z) do not and will not (and Lessee's performance hereunder or thereunder does not and will not) conflict with Lessee's organizational documents or with any indenture, contract or agreement by which Lessee is bound or with any statute, judgment, decree, rule or regulation binding upon Lessee; (ii) no consent or approval of any governmental authority or of any trustee or holder of any indebtedness or obligation of Lessee is necessary for Lessee's execution or performance of this Lease or any Schedule hereto, except to the extent that such consent or approval has been obtained; (iii) there is no

                  MASTER LEASE PURCHASE AGREEMENT - EDS/NESTOR litigation or other proceeding pending, or to the best of Lessee's knowledge, threatened against or affecting Lessee which, if decided adversely to Lessee, would adversely affect or impair the title of Lessor to any Items or which, if decided adversely to Lessee, would materially adversely affect the business operations or financial condition of Lessee; (iv) any and all financial or other data that have been delivered to Lessor with respect to Lessee, this Lease or any Schedule are complete and correct in all material respects and fairly present the matters therein reflected, (v) there has been no material adverse change in the condition of Lessee, financial or otherwise, since the date of Lessor's most recent certification pursuant to this Section 4(a), and (vi) the computer and management information systems of Lessee and its subsidiaries and affiliates are and, with ordinary-course upgrading and maintenance, will continue for the term of this Lease and any Schedule hereto to be, sufficient to permit Lessee (or Lessor, upon Lessor's exercise of any rights or remedies against any Collateral consisting thereof) to operate each of the Facilities as now or hereafter contemplated by Lessee's contractual arrangements with third parties with respect to the commercial use and operation thereof.


     (b) NO ABATEMENT. This is a triple net Lease and Lessee's promise to pay Rent and all other amounts hereunder is irrevocable and independent and, subject only to postponement as provided for in the final sentence of this Section 4(b), not subject to cancellation, termination, modification, repudiation, excuse or substitution for any reason (including, without limitation, the destruction or loss of any Facility or Item, the cancellation of any third-party contract or the frustration of the business purpose of Lessee with respect to any Facility, etc.) without the written consent of Lessor. Lessee agrees to pay all such amounts as and when due (again, subject only to the final sentence of this Section 4(b)) by acceleration or otherwise without abatement, irrespective of any claims, demands, set-offs, actions, suits, or proceedings that it may have or assert against Lessor or any Vendor of any Item. Lessor will have no liability to Lessee upon the failure of any Vendor or one or more others to perform any obligations at any time due to Lessor, Lessee or any other person and, in all such events, Lessee waives any right in any suit, action or proceeding to any exemplary, punitive or consequential damages whatsoever. In the event that Lessor, in providing processing or similar services for Lessee pursuant to separate agreement(s) or arrangement(s) with respect to the product or output of any operational Facility (including, without limitation, the Services Agreement dated as of March 30, 2001, between Lessee and Lessor) (collectively, the "Service Contracts"), shall (x) wrongfully refuse to perform,
(y) materially misperform (to the extent amounting to an effective nondelivery of all or a material portion of such services) or (z) for any reason not permitted or excused by the relevant Service Contract(s), be unable to perform, any such services for a period of longer than ten (10) Business Days, and such refusal, misperformance or inability of Lessor causes Lessee's failure to receive from any third-party the operating revenues that Lessee would have otherwise been entitled to receive from Facility operations but for such refusal, misperformance or inability of Lessor, Lessee's obligation with respect to payment of the Basic Rent installment otherwise then due for such Facility (and such Facility only) shall be postponed (with corresponding postponements for succeeding Basic Rent payments), without any additional interest or penalty, until the next Basic Rent payment date for the first full month after which Lessor has cured its refusal, misperformance or inability as aforesaid.

     (c) LIENS AND ENCUMBRANCES. ALL ITEMS ARE AND SHALL BE FREE AND CLEAR FROM ALL CLAIMS, LIENS AND ENCUMBRANCES WHATSOEVER, EXCEPT FOR ANY LIENS OR SECURITY INTERESTS EXPRESSLY CONTEMPLATED HEREBY; LESSEE WILL DEFEND ALL ITEMS AGAINST ALL OTHER LIENS AND WILL NOT SELL, ASSIGN, SUBLET, MORTGAGE, OR ALTER ANY OF THE FACILITIES OR ITEMS LEASED HEREUNDER OR ANY INTEREST IN THIS LEASE, NOR WILL LESSEE REMOVE OR RELOCATE ANY OF THE ITEMS FROM THE LOCATION(S) SPECIFIED IN THE APPLICABLE SCHEDULE WITHOUT HAVING FIRST (A) NOTIFIED AND PROVIDED TO LESSOR ANY AND ALL AGREEMENTS, UNDERTAKINGS AND ASSURANCES NECESSARY TO MAINTAIN THE CONTINUOUS ATTACHMENT, PERFECTION AND PRIORITY OF ALL AFFECTED LIENS IN FAVOR OF LESSOR AS AND TO THE EXTENT SPECIFIED IN SECTION 7 HEREOF, OR (B) OBTAINED THE PRIOR WRITTEN CONSENT OF LESSOR, AND ANY ATTEMPT TO SO SELL, ASSIGN, SUBLET, MORTGAGE, HYPOTHECATE, ALTER OR REMOVE OTHER THAN IN ACCORDANCE WITH THE TERMS HEREOF WILL CONSTITUTE A DEFAULT HEREUNDER AND SUCH SALE, ASSIGNMENT, SUBLEASE, MORTGAGE, OR HYPOTHECATION WILL BE VOID AND WITHOUT EFFECT. In order to further secure all obligations of Lessee hereunder, Lessee assigns and grants to Lessor, as part of the Collateral, a continuing lien and security interest in all rights, powers and privileges under any sublease of any Items hereafter authorized in writing by Lessor.

     (d) USE AND OPERATION. Lessee will at all times use all Items only in compliance with applicable laws and consistent with the instructions supplied and use intended for such Items by the Vendor thereof and by the Facility specifications mutually agreed upon between Lessor and Lessee. Lessee will not use any Items to carry, contain or produce directly or indirectly any hazardous substances as defined under applicable federal, state or local law or regulation. Lessee will not, without the prior written consent of Lessor, affix or install any accessory, equipment or device on any Items leased hereunder if such addition will impair the originally-intended function or use of such Items. All additions, repairs, parts, supplies, accessories, equipment and devices furnished, attached or fixed to any Item will thereupon without further act or instrument become the property of Lessor (except such as may be removed without in any way affecting or impairing the originally-intended function, condition or use of such Item).

     (e) SERVICE AND MAINTENANCE. Lessee will at its sole expense at all times maintain all Items in good operating order, repair, condition and appearance and keep all Items protected from the elements, except during use in the normally-contemplated manner. At Lessor's request, Lessee will at its expense affix in a prominent position on each Facility (and appropriate Items thereof) plates, tags or other identifying labels showing ownership of all Items by Lessor. Lessor will, at all reasonable times and upon reasonable notice, have the right to inspect all Items and Lessee's maintenance records related thereto. Lessee at its sole expense will make all alterations and modifications with respect to any Item(s) that may at any time during the term of this Lease or any Schedule hereunder be required to comply with any applicable law or any governmental rule or regulation.

     (f) INSURANCE. Lessee hereby assumes all risks of damage, loss, theft, or destruction, partial or complete, with respect to any and all Facilities and Items during the term of this Lease and any Schedules hereto and during any storage period until Lessee has returned or disposed of, or taken title to, all Items as provided for herein. Lessee will at its own expense keep insurance adequate to cover each Facility and all Items up to an amount at least equal to the Stipulated Loss Value of the relevant Facility (as set forth in the applicable Schedule) against all risks with extended coverage and insurance companies acceptable to Lessor, with Lessor named as co-loss payee. Lessee agrees to obtain and maintain at its expense with insurance companies acceptable to Lessor general public liability insurance naming Lessor as an additional insured together with Lessee, as their interests may appear, in no event less than Two Million Dollars ($2,000,000) or such greater amount, if any, as specified in the related Schedule against claims for bodily injury, death or property damage arising out of the use, ownership, possession, operation or condition of any Facility or related Items. Each insurer will agree, by endorsement upon the policy or policies issued by it, or by independent instruments furnished to Lessor, that Lessor will have the power to file claims against the insurer under said policy, that it will give Lessor thirty (30) days written notice before the policy or policies in question will be altered, expired or canceled, and that no act or default of any person other than Lessor, its agents, or those claiming under Lessor, will affect Lessor's right to recover under such policy or policies in case of loss. Although any and all obligations imposed on the insured shall be obligations solely of Lessee, Lessee will deliver to Lessor the policies or evidence of insurance satisfactory to Lessor prior to the Commencement Date and thirty (30) days prior to each expiration date thereof for each Facility and all Items therein. The failure of Lessee to secure or maintain such insurance will constitute a default under this Lease. In the event of such default, Lessor may, but will not be obligated to, obtain such insurance. In the event that Lessor obtains such insurance, an amount equal to the cost of such insurance will be deemed supplemental rent to be paid forthwith by Lessee. In the event that any policies insuring against liability risks described above shall now or hereafter provide coverage on a "claims made" basis, Lessee shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of the Lease term of any Schedules.

                  MASTER LEASE PURCHASE AGREEMENT - EDS/NESTOR

     (g) USE OF PROCEEDS OF LESSOR ADVANCES. Lessee hereby covenants and agrees that at no time shall Lessee use or apply the proceeds of any Advance Request(s) for any purpose other than the purchase, procurement, installation and/or completion of Items or Facilities as are from time to time subject to this Lease and/or any Schedule hereto. Any other use of such proceeds by Lessee shall constitute a material breach by Lessee hereunder and, unless cured by Lessee (whether by reimbursement to or set-off by Lessor or otherwise, as directed by Lessor) within five (5) days after the earlier of Lessee's discovery thereof or Lessor's written notice with respect thereto, shall entitle Lessor to any and all remedies for default, including, without limitation, termination of this Lease and any or all Schedules hereto.

     (h) DISPOSITION OF FACILITY AND RELATED ITEMS. Upon satisfaction by Lessee of any and all obligations (including payment of the Title Payment) specified in any Schedule with respect to the termination of any Facility lease, Lessor shall, provided that Lessee is not otherwise then in default hereunder or under any other Schedule, transfer title to such Facility and all Items therein to Lessee as and to the extent provided in the applicable Schedule.

5. TRANSFER OF WARRANTIES: To the extent permitted by law and contract, Lessor will pass through without representation to Lessee the benefit of all warranties, if any, of the Vendor of any Items and, so long as there is no default hereunder, Lessee will have the right to, and will, directly avail itself of all warranties by the Vendor with respect to such Items. Lessor will not take any action that prejudices Lessee's right to, or under the terms of, any such warranty. If, subsequent to any Commencement Date, Lessee shall determine that any Item is unsatisfactory for any reason (including any failure of the Item to conform to the specifications set forth in any purchase order), Lessee shall make any claim on account thereof solely against the Vendor, and Lessee will give Lessor notice of any such claim made by Lessee against any Vendor and any cash settlement of any such claim will be payable solely to Lessor.

6. LOSS OR DAMAGE:

     (a) Lessee hereby assumes and is solely responsible for the entire risk of use and operation of each Facility and any and all Items and for each and every accident or hazard resulting therefrom and all losses and damages associated therewith howsoever arising.

     (b) In the event of any total loss, destruction, theft, confiscation or damage beyond repair (determined without reference to the remaining Term with respect thereto) of or to any Facility (a "Casualty Occurrence"), Lessee will pay to Lessor on the next due date for Rent following the Casualty Occurrence or on the last day of the Term thereof, whichever first occurs, the greater of the applicable Stipulated Loss Value(s) or the amount determined by application of the liquidated damages provision in Section 9(c) hereof. Upon payment of such amounts, and provided no default exists hereunder, Lessee will be entitled to recover possession of such Facility and title thereto will vest in Lessee free and clear of any right or interest of Lessor, as and to the extent provided in
Section 4(h) hereof.

     (c) In the event of damage to any Facility or Item that does not amount to a Casualty Occurrence, Lessee will give prompt notice of such damage to Lessor and at Lessee's sole cost and expense promptly repair such Facility or Item to its previous condition, which condition assumes that Lessee has met all of its obligations required for maintenance hereunder. Provided that Lessee is not in breach or default of this Lease, any proceeds of insurance received by Lessor with respect to any such loss will be paid over by Lessor to Lessee to the extent necessary to reimburse Lessee for costs incurred and paid by Lessee in repairing such damaged Facility or Item, but only upon evidence satisfactory to Lessor that such repairs have been accomplished.

7. FIRST PRIORITY LIEN: Lessee represents and warrants to Lessor with respect to each Schedule that, upon the filing of the financing statements delivered to Lessor on or prior to the relevant Commencement Date in the jurisdiction(s) where any Items are located as indicated in such Schedule, Lessor shall have a first, prior and perfected security interest in all such Items as and when (and at all times from and after the same are) acquired by Lessor or Lessee hereunder, free and clear of all other liens and encumbrances except the interest of Lessee (as a lessee) hereunder.

8. INDEMNIFICATION: LESSEE ACKNOWLEDGES THAT IT ALONE SELECTS ALL ITEMS AND THE VENDOR(S) THEREOF. LESSEE UNDERSTANDS AND AGREES THAT LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO ANY FACILITY OR ANY ITEM, INCLUDING THE CONDITION THEREOF, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES EACH FACILITY AND ALL ITEMS AS IS. NO DEFECT OR UNFITNESS OF ANY FACILITY OR ANY ITEM SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR OF ANY OTHER OBLIGATION UNDER THIS LEASE. Accordingly, Lessee agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, expenses (including legal expenses), penalties, injuries, claims, actions and suits of whatsoever kind and nature, in contract or tort, howsoever arising from any cause whatsoever ("Damages") including, but not limited to, Lessor's strict liability in tort, or otherwise arising out of
(i) the selection, manufacture, purchase, financing, acceptance or rejection of any Facility or any Item, the ownership of any Facility or any Item during the term of this Lease or any Schedule, and the delivery, lease, possession, maintenance, uses, condition, return or operation of any Facility or any Item (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement); or (ii) the condition of any Facility or Item sold or disposed of after use by Lessee, or any sublessee, contractor, agent or employee of Lessee. Lessee will, upon request, at its expense, defend any and all actions based on, or arising out of, any of the foregoing. The foregoing indemnity shall not apply to any Damages arising or resulting from any the gross negligence or willful misconduct of Lessor. This indemnification shall survive the expiration or cancellation of the Lease or and Schedule hereto.

9. DEFAULT; REMEDIES:

     (a) Each of the following will constitute a default hereunder: (a) Lessee fails to pay Rent or any other amount when due hereunder or under any Schedule, and such failure has not been cured within fifteen (15) days after the applicable due date for such payment; (b) Lessee fails to maintain the insurance required hereunder, and such failure has not been cured within fifteen (15) days after the first date of any lapse in coverage thereunder (provided, that provision for such cure period shall in no way limit or impair any of Lessor's rights against Lessee with respect to any Casualty Occurrence or similar insurable event hereunder); (c) Lessee breaches any other term, provision, obligation or covenant hereof (including, without limitation, any Schedule hereto) or commits any other act of default specified in this Lease, and such breach continues unremedied for a period of thirty (30) days after written notice thereof to Lessee by Lessor; (d) any representation or warranty of Lessee contained herein or in any other document or instrument delivered in connection herewith or made from time to time hereafter is false or misleading in any material respect when made; (e) Lessee shall (i) be generally not paying its debts as they become due; or (ii) take any action for purposes of invoking the protection of any bankruptcy or insolvency law, or otherwise have any such law invoked by any person against or with respect to Lessee on any material portion of its property, and any such action taken or petition filed against Lessee or its property is not vacated or dismissed within sixty (60) days; and (f) Lessee shall have terminated its corporate existence or, except in accordance with arrangements disclosed to Lessor in writing on or prior to the date of this Lease, consolidated with, merged into, or conveyed or leased substantially all of its assets to any person, unless such person has first executed and delivered to Lessor an agreement or undertaking in form and substance reasonably satisfactory to Lessor, in Lessor's sole discretion, containing such person's full and effective assumption of, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, any and all of Lessee's obligations having previously arisen, or then or thereafter arising, under or in connection with this Lease and any Schedules hereto.

     (b) During the continuance of any such default, Lessor, at its option, may do any one or more of the following: (1) declare this Lease and any or all Schedules in default upon notice to Lessee, whereupon the greater of (x) the Stipulated Loss Values of all Facilities or (y) the entire amount of Rent and all other amounts remaining to be paid over the balance of the term of all Facilities and Items then leased thereunder, computed from the date of Lessee's default, will become immediately due and payable and be accelerated; (2) proceed by appropriate court action or actions to enforce Lessee's performance of this Lease and/or to recover damages for the breach thereof; (3) cancel this Lease and any or all Schedules upon notice to Lessee; (4) whether or not this Lease or any Schedules be so cancelled, and without notice to Lessee, exercise any or all of Lessor's rights against any or all of the Collateral (subject, in any event, to any and all applicable terms of the License Agreement), including the repossession and operation or sale of any Facilities or Items wherever found (which may involve, without limitation,

                  MASTER LEASE PURCHASE AGREEMENT - EDS/NESTOR the assumption by Lessor of all applicable contracts or arrangements of Lessee with third-parties relating to the commercial operation and use of any or all Facilities, the taking of possession, use and operation by Lessor of any or all Facilities and Items and all Collateral rights and interests pledged by Lessee hereunder with respect thereto, etc.), with or without legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under control or jurisdiction of Lessee or any agent of Lessee without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession being hereby expressly waived by Lessee except for damages occasioned by negligence or willful misconduct) and operate thereon or remove therefrom (in Lessor's discretion) any and all relevant Facilities and Items. Lessor's remedies as provided herein are not exclusive, but are cumulative and in addition to all other remedies in Lessor's favor at law, in equity or in bankruptcy. The receipt and acceptance by Lessor of any Rent or other payment after a default will not be deemed to be a waiver of such default by Lessor. Lessor shall not, by any act, delay, omission, or otherwise, be deemed to have waived any default or any of its rights or remedies hereunder unless such waiver be in writing, signed by Lessor, and then only to the extent therein set forth. In the event that any court determines that any provision in this Lease is invalid or unenforceable in whole or in part, such determination will not prohibit Lessor from establishing its damages as a result of any breach of this Lease in any action in which Lessor seeks to recover such damages. Any repossession or resale of any Facility or Item will not bar an action for damages for breach of this Lease, and the bringing of an action or the entry of judgment against Lessee will not bar Lessor's right to repossess or operate any or all Facilities or Items. Upon cancellation of any Schedule upon default and upon written request by Lessor, Lessee will, at its sole cost and expense, cease using the relevant Facility and Items and promptly return the Facility and all Items to the control of Lessor when and in the manner specified by Lessor, in the same condition as received, reasonable wear and tear and normal depreciation excepted. Lessee shall pay on demand rent equal to a full monthly Rent for each month or any day thereof during which Lessee fails to return any Facility (or any Item, on a pro rata basis) as and when so directed by Lessor.

     (c) With respect to any Facility or Item returned to Lessor, or repossessed by Lessor pursuant to provision (4) above, Lessor may hold or use such Facility or Item for any purpose whatsoever or either sell the same at a private or public sale, for cash or credit, or re-lease the same for such term and upon such rental as will be solely determined by Lessor. Lessor may also in such circumstances of continuing default continue to operate the relevant Facility, as and to the extent Lessor may decide in its discretion to do so, and for this purpose, Lessor may, subject to any and all applicable terms of the License Agreement, (x) exercise against and utilize all items of Collateral as necessary for Lessor's continued ownership and operation of the Facility for a period no shorter than the then-remaining Term with respect thereto, and/or (y) exercise the right of first refusal (without obligation) granted by Lessee pursuant to
Section 2 hereof with respect to the applicable Facility Contract(s). In the event that Lessor (a) is able to sell or re-lease all or any Facility returned to Lessor or (b) elects to use or operate any Facility and assume the applicable Facility Contract(s) as referred to in the preceding sentence, then the proceeds of any sale, re-leasing or use or operation of the applicable Facility, after first deducting therefrom all costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, use or operation of such Facility, as well as any attorneys' fees and collection fees with respect thereto, shall be deducted from the damages for which Lessee is obligated hereunder. In the event of any such sale, re-leasing or use or operation by Lessor of any such Facilities after default hereunder or in the event of a Casualty Occurrence under Section 6 hereof, then Lessee will be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach or termination of this Lease, and not as a penalty, an amount equal to the sum of the following (or the applicable Stipulated Loss Value(s), if greater) (X) the entire amount of Rent which would have accrued for the balance of the Term for such Facilities computed from the date of Lessee's default or, in the case of a Casualty Occurrence, computed as of the Rent payment date immediately preceding the date of the Casualty Occurrence, discounted in each case as provided for in the applicable Schedule(s), plus (Y) any final payment due under the Schedule, less
(Z) the proceeds, if any, of any sale, re-leasing or use or operation of such Facilities, after first deducting therefrom all costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, use or operation of the applicable Facilities, as well as attorneys' fees and collection fees with respect to such Facilities. If Lessee fails to deliver any Facility or Item to Lessor, or Lessor is unable, for any reason, to effect repossession of any Facility or Item, then with respect to the affected Facility, Lessee will be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach or termination of this Lease, and not as a penalty, an amount equal to the sum of the amounts specified in items (X) and
(Y) above for such Facility. Whether or not any Facility or Item is returned to, or repossessed by Lessor as aforesaid, Lessee will also be liable for, and Lessor may forthwith recover from Lessee, all unpaid Rent and other unpaid sums that accrued prior to the date of Lessee's default. In addition to the foregoing, Lessor may also recover from Lessee all reasonable out-of-pocket costs and expenses, including without limitation fees of collection agencies and reasonable attorneys' fees incurred by Lessor in exercising any of its rights or remedies hereunder. Lessee acknowledges and agrees that Lessor shall be entitled to exercise any or all of the foregoing rights and remedies, as well as any other rights and remedies available to Lessor at law or otherwise in respect of Lessee's default hereunder, as and to such extent and in such manner as Lessor shall determine in its sole and absolute discretion, and that nothing contained in this Lease or any Schedule hereto shall be deemed or construed as requiring or prescribing any particular exercise of remedies or course of action by Lessor in respect of any such default.

     (d) In the event that Lessor elects (in its discretion and without obligation) to repossess and operate any Facility and to assume any applicable Facility Contract(s) in the circumstances and in the manner contemplated by the foregoing Section 9(c), Lessor shall, upon Lessor's receipt of total revenues from operation of the Facility so repossessed and operated (net of any and all costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, use or operation of, or any attorneys' fees or collection fees relating to, such Facility, in each case, as contemplated by Section 9(c)) in an amount equal to the greater of the Stipulated Loss Value or the amount determined by application of the liquidated damages provision in Section 9(c) hereof with respect to such Facility, transfer to Lessee title to such Facility upon Lessee's written request therefor, free and clear of any right or interest of Lessor, as and to the extent provided in Section 4(h) hereof.

10. ASSIGNMENTS: LESSOR MAY WITHOUT LESSEE'S CONSENT ASSIGN OR OTHERWISE TRANSFER OR GRANT A SECURITY INTEREST IN ITS RIGHT AND INTEREST IN ANY ITEM OR SCHEDULE AND THE RENT DUE OR TO BECOME DUE THEREUNDER AND WHEN SO ASSIGNED, TRANSFERRED OR ENCUMBERED, EACH SCHEDULE WILL BE FREE OF ANY COUNTERCLAIM, SET-OFF, DEFENSE, OR CROSSCLAIM BY LESSEE AS AGAINST LESSOR OR SUCH ASSIGNEE WHENEVER ARISING, BEFORE OR AFTER SUCH SALE, ASSIGNMENT, TRANSFER OR SECURITY GRANT BUT NO SUCH ACTION WILL INCREASE LESSEE'S OBLIGATIONS HEREUNDER, EXCEPT THAT UPON NOTICE TO LESSEE THEREOF, LESSEE AGREES TO DIRECT ALL PAYMENTS HEREUNDER, IF REQUESTED, TO LESSOR'S ASSIGNEE. Lessor may provide Lease information on a confidential basis to any prospective purchaser, assignee or participant.

11. PAYMENT OF TAXES: Lessee agrees to pay promptly when due, and to indemnify and hold Lessor harmless from, all license, title and registration fees whatsoever, all levies, imposts, duties, charges or withholdings whatsoever, and all sales, use, personal property, franchise (howsoever calculated), and other taxes whatsoever (together with any penalties, fines or interest thereon) validly assessed, levied or imposed by any governmental or taxing authority against or upon Lessor or otherwise, with respect to any Facility or Item or the purchase, acquisition, ownership, delivery, leasing, possession, use, operation, control, return or other disposition thereof, or the rents, receipts or earnings arising therefrom, or with respect to this Lease, excluding, however, any federal, state or local taxes levied on Lessor's net income. In the event any such fees, levies, imposts, duties, charges or taxes are validly paid by Lessor, or if Lessor is duly required to collect or pay any thereof, Lessee will reimburse Lessor therefor (plus any penalties, fines or interest incurred thereon) promptly upon demand. Until Lessor notifies Lessee to the contrary, Lessee will promptly before any penalty attaches, prepare and file in Lessor's name or on Lessor's behalf all personal property tax returns covering the Facility or Item and Lessee will pay the personal property taxes levied or assessed thereon directly to the levying authority. If Lessor timely notifies Lessee that Lessor will prepare and/or file any such return, Lessee will, promptly upon being invoiced by Lessor, reimburse Lessor for the full amount of such personal property taxes so paid by Lessor. The indemnification obligations of Lessee under this Section 11 will continue in full force and effect notwithstanding the earlier expiration or other cancellation hereof or of any Schedule hereto. Lessee will either provide Lessor a copy of all property and other tax returns filed

                  MASTER LEASE PURCHASE AGREEMENT - EDS/NESTOR hereunder by Lessee in Lessor's name or on Lessor's behalf or provide to Lessor an affidavit of a responsible corporate officer certifying that the property taxes so identified therein have been reported and are current. The amount which Lessee shall be required to pay to Lessor with respect to any obligation which is subject to indemnification under this Section 11 shall be an amount sufficient to restore Lessor to the same position, after considering the effect of the receipt of such indemnification on its United States federal income taxes and state and city income taxes or franchise taxes based on net income, that it would have been in had such indemnification not been required hereunder.


12. LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS: In case of failure of Lessee to comply with any provision of this Lease or any Schedule hereto, Lessor will have the right, but will not be obligated, to effect such compliance in whole or in part, and all money spent by and expenses of Lessor (except to the extent constituting any Lessor's Cost component with respect to any Facility) will be paid by Lessee forthwith and will bear interest at the daily equivalent of twelve percent (12%) per annum from the date said obligation was due. Lessor's action in effecting such compliance will not be a waiver of Lessee's default. All such money spent by and expenses of Lessor and any other obligation assumed or incurred by Lessor in effecting such compliance will constitute additional rent payable to Lessor with the next Rent payment.

13. NOTICES: All notices required or permitted to be given hereunder will be in writing and will be deemed given and received five (5) days after first deposited in the United States mail if sent by registered or certified mail to the address of Lessor or Lessee stated herein or in any Schedule or to such other place as either party may in writing direct pursuant to this Section 13. Notice by hand delivery shall be deemed given and received upon delivery. Notice by overnight courier shall be deemed given and received on the date of delivery.

14. INFORMATION AND REPORTING:

     (a) Lessee will promptly furnish Lessor with such further information regarding Lessee's business, condition, property, assets or operations, financial otherwise, as Lessor may from time to time reasonably request, all prepared in form and detail reasonably satisfactory to Lessor.

     (b) Lessee will at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles consistently applied.

     (c) Lessee shall permit, and cause any subsidiary or affiliate to permit, representatives of Lessor to visit and inspect any of the properties of Lessee or any subsidiary or affiliate, to examine its or their books and records relating in any manner to Lessee's performance under this Lease or any Schedule hereto or otherwise relating to Lessee's use, ownership or commercial operation of any Facility or Item, to make extracts or copies of such books and records, and to discuss such matters with its or their officers or partners, as applicable. The foregoing may be done upon reasonable notice within regular business hours.

     (d) Lessee will promptly notify Lessor in writing of the commencement of any litigation to which Lessee or any of its subsidiaries or affiliates may be a party (except for litigation in which Lessee's (or the affiliate's) contingent liability is fully covered by insurance) which, if decided adversely to Lessee, would adversely affect or impair the title of Lessor to any Facility or Item. In addition, Lessee will immediately notify Lessor, in writing, of any judgment against Lessee if such judgment would have the effect described in the preceding sentence.

15. ADDITIONAL DOCUMENTS: Lessee agrees to execute or obtain and deliver to Lessor at Lessor's request such additional documents as Lessor may reasonably deem necessary to protect Lessor's interest in any Facility or Item and this Lease including, without limitation, financing statements, and Lessee hereby authorizes Lessor to execute in Lessee's name as Lessee's attorney-in-fact any financing statements and amendments thereto necessary or appropriate to protect Lessor's interest hereunder. Lessee will pay, or reimburse Lessor on demand, for any filing fees or expenses incurred by Lessor in connection with any such additional documents. Lessee will use commercially reasonable efforts to obtain, at Lessee's sole expense, (x) from each owner, landlord, mortgagee or other person having an encumbrance, lien or other interest on or in the premises in which any Facility or Item is or will be located, all necessary consents to the installation and use of each Facility or Item therein and the removal thereof in accordance with the terms of this Lease, together with waivers of claim with respect to each Facility and Item, and record the same when and where necessary, and (y) from all applicable persons having an interest therein, all necessary agreements and consents to allow Lessor to exercise any and all remedies hereunder (including, without limitation, Lessor's taking possession of any Facility and all related Collateral items as necessary for Lessor's commercial use and operation thereof, or Lessor's assumption of any third-party contracts, in each case, as provided in Section 9 hereof) in respect of Lessee's default. Lessee hereby designates Lessor its attorney-in-fact and authorizes and empowers Lessor, during the continuance of any default set forth in Section 9 hereof, to execute, endorse and complete in Lessee's name and on Lessee's behalf all instruments representing the proceeds of any security or insurance for this Lease or any Facility or Item hereunder.

16. MISCELLANEOUS: This Agreement (a) will be governed by the substantive laws of the State of Delaware (without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction), (b) will be binding on the parties and their successors and permitted assigns, and (c) may not be changed or modified orally or through a course of dealing, but only by a written amendment or revision signed by the parties.

     Any provision herein contained which may be illegal, unenforceable, or inconsistent with applicable law or any governmental rule or regulation will be deemed modified or altered to conform thereto, or otherwise omitted but shall in no way impair the legality or enforceability of the remaining Lease provisions. Any person who signs as an officer or agent for a corporation, partnership or other entity warrants that he has authority from such corporation, partnership or other entity to enter into this Lease on its behalf. Each Facility or Item delivered pursuant to this Lease to a subsidiary of Lessee or to any entity or person designated by Lessee, whether at the request of Lessee or such subsidiary, entity or person shall be a "Facility" or "Item" for all purposes of this Lease, and Lessee shall be and remain primarily liable for the obligations under this Lease with respect to such Facility or Item. Lessor shall not be obligated to purchase and deliver any Facility or Item unless Lessor has executed a Schedule covering the relevant Facility or Item. Any dispute, controversy or claim arising under, out of, in connection with or in relation to this Lease or any Schedule, or the breach, termination, validity or enforceability of any provision hereof or thereof (a "Dispute"), if not resolved informally through negotiation between the parties, will be submitted to non-binding mediation. The parties will mutually determine who the mediator will be from a list of mediators obtained from the American Arbitration Association office located in the city determined as set forth below in this Section 16 (the "AAA"). If the parties are unable to agree on the mediator, the mediator will be selected by the AAA. If any Dispute is not resolved through mediation, it will be resolved by final and binding arbitration conducted in accordance with, administered by, and subject to the Commercial Arbitration Rules of the AAA then applicable. One arbitrator will be selected by the parties' mutual agreement or, failing that, by the AAA, and the arbitrator will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof. Any negotiation, mediation or arbitration conducted pursuant to this
Section 16 will take place in Delaware, and each party will bear its own costs and expenses with respect to any such negotiation, mediation or arbitration, including one-half of the fees and expenses of the mediator or arbitrator, if applicable. Other than those matters (i) to compel arbitration, (ii) to enforce the award of the arbitrators, or (iii) prior to the appointment and confirmation of the arbitrators, for temporary, interim or provisional equitable remedies, the parties agree that the provisions of this Section 16 are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute.

                  MASTER LEASE PURCHASE AGREEMENT - EDS/NESTOR

17. ENTIRE AGREEMENT: This Lease and any instrument referred to herein (including, without limitation, the License Agreement) together with any Schedule(s) signed by the parties or delivered in connection herewith constitute the entire agreement of the parties with respect to the subject matter hereof and will collectively constitute the Lease with respect to each Facility and all Items and supersede all negotiations and prior written or oral agreement of the parties with respect thereto. No modification of the Lease or waiver of any of its provisions or conditions will be valid unless in writing and signed by Lessor and Lessee.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date set forth above.


Lessor:                                     Lessee:
------                                      ------


ELECTRONIC DATA SYSTEMS CORPORATION         NESTOR TRAFFIC SERVICES, INC.


By:________________________________         By:________________________________
            (Signature)                                   (Signature)

-----------------------------------         -----------------------------------
       (Print Name, Title)                             (Print Name, Title)



                  MASTER LEASE PURCHASE AGREEMENT - EDS/NESTOR

                                                          Exhibit A
                                                              to
                                               Master Lease Purchase Agreement

                                    [FORM OF]
                         Master Lease Purchase Schedule
                                  (5-Year Term)

                               No. _____ of _____

                  Commencement Date: _______________ ___, 200__


Master Lease:     Master Lease Purchase Agreement, dated as of June 28, 2001
Lessor:           Electronic Data Systems Corporation
Lessee:           Nestor Traffic Services, Inc.


The Master Lease referenced above is incorporated herein by reference as if set forth at length and Lessee and Lessor confirm all terms and provisions of the Master Lease, except as specifically set forth in this Schedule to the contrary. Subject to the terms and conditions set forth herein, Lessor hereby leases to Lessee and Lessee leases from Lessor the Facility identified herein.

A.       FACILITY

         This Schedule covers that certain Facility described more fully in Attachment 1 annexed hereto and made a part hereof.

B.       DEFINITIONS

         1.       LESSOR'S COST:  $53,053.00.


         2. COMPLETION DATE: The date on which the Facility has been successfully installed and completed in accordance with applicable specifications agreed upon between Lessor and Lessee and has become ready for commercial operation, as evidenced by the Certificate of Completion (the "Certificate of Completion") prepared and delivered by Lessee for Lessor's approval and countersignature as of the Completion Date therein specified. In no event shall the Completion Date occur later than the date that is six (6) months after the Commencement Date.

         3. TERM OF LEASE: The term of the lease contemplated by this Schedule (the "TERM") shall consist of a completion term (the "COMPLETION TERM") not to exceed six (6) months, running from the Commencement Date up to and including the Completion Date, followed by a Basic Term (the "BASIC TERM") commencing upon the day immediately following the Completion Date and ending on the fifth (5th) anniversary of the Completion Date.

C.       RENT PAYMENTS

         Lessee promises to pay rent to Lessor as follows:

         1.       Completion Rent for the Completion Term,      $879 per month
                  payable monthly in arrears in the amount    (Completion Rent)
                  specified in the right margin (i) on the last day of each month during the Completion Term, and (ii) upon the Completion Date. For any period shorter than a full calendar month ending on a Completion Rent payment date, the Completion
                  Rent due shall be the product of (x) an
                  amount equal to 1/30th of the Completion Rent amount specified in the right margin, multiplied by (y) the actual number of days elapsed since the end of the period, if any, through which Completion Rent was last paid hereunder.

         2.       Basic Rent, payable in sixty (60) equal      $1,364 per month
                  installments in the amount specified in the     (Base Rent)
                  right margin, with the first installment due, in advance, on the day immediately following the Completion Date, and with subsequent installments due, in advance, on the same day of each successive calendar month during the Basic Term.

         3. Late Charge: All amounts due hereunder will be subject to the Late Charge provisions of
                  Section 3 of the Master Lease. Any amounts outstanding and unpaid by Lessee to Lessor on and after the last day of the Basic Term will accrue interest at the rate of twelve percent (12%) per annum until paid or discharged in full.

D.       PREPAYMENT; TITLE PAYMENT

         1. PREPAYMENT. On any Basic Rent payment date during the Basic Term, Lessee may, provided that it has first given Lessor not less than fifteen (15) days' advance written notice of its intention to do so, prepay in whole, but not in part, (i) the entire unpaid balance of the Basic Rent for then-remaining portion of the Basic Term, as discounted to its then present value at a rate of six percent (6%) per annum, PLUS (ii) the full

                   EDS/NESTOR - MASTER LEASE PURCHASE SCHEDULE
                  amount of the Title Payment specified below, in each case together with any sales tax or similar amounts payable in respect thereof (the sum of the foregoing amounts, as of any relevant date, the "STIPULATED LOSS VALUE"); PROVIDED that, in the event that Lessee elects to make any such prepayment at any time after the third (3rd) anniversary of the Commencement Date, the Basic Rent amount payable (solely for purposes of this prepayment provision, and without affecting the computation of Stipulated Loss Value for any other purpose at any time during the Term) shall be, in lieu of the amount computed in accordance with the preceding clause (i) of this sentence, the Basic Rent Prepayment Amount specified in ANNEX I hereto for the applicable month ending on the relevant prepayment date. Upon Lessor's receipt from Lessee of the entire amount of the Stipulated Loss Value (or, after the third (3rd) anniversary of the Commencement Date, such other amount as computed by virtue of the provisio to the preceding sentence), provided that there is no unsatisfied obligation of Lessee in respect of the Facility under the Master Lease or this Schedule, Lessor will transfer to Lessee title to the Facility free and clear of liens and encumbrances arising by, through and under Lessor, subject only to Lessor's continuing security interest in the Facility, referred to in SECTION E of this Schedule, in respect of any and all other obligations (i.e., other than relating to the Facility) of Lessee to Lessor then outstanding under the Master Lease.

         2. TITLE PAYMENT. On the last Basic Rent payment date during the Basic Term, Lessee will pay to Lessor the amount of $120.00 (the "TITLE PAYMENT"), plus any applicable sales tax or similar amounts by certified check. Upon Lessor's receipt of such Title Payment, provided that there is no unsatisfied obligation of Lessee in respect of the Facility under the Master Lease or this Schedule, Lessor will transfer to Lessee, effective upon the last day of the Basic Term, title to the Facility free and clear of liens and encumbrances arising by, through and under Lessor, subject only to Lessor's continuing security interest in the Facility, referred to in Section E of this Schedule, in respect --------- of any and all other obligations (i.e., other than relating to the Facility) of Lessee to Lessor then outstanding under the Master Lease.

E.       SECURED FINANCING

                  Lessee grants to Lessor a security interest in the Facility and all Items thereof, and represents and warrants that upon the filing of financing statements as delivered to Lessor in the jurisdiction(s) indicated in Attachment 1 hereto, Lessor shall have a first, prior and perfected security interest in the Facility and such Items as and to the extent specified in
                  Section 7 of the Master Lease. Lessor will retain such security interest in the Facility until the conclusion of the Term hereof and that of the Master Lease and satisfaction of all obligations under the Master Lease and Lessee will have paid any costs of collection associated therewith.


Except as expressly modified hereby, all terms and provisions of the Master Lease remain in full force and effect. The parties hereto have caused their duly authorized officers to execute this Schedule on the dates indicated below.

Lessor:                                        Lessee:
------                                         ------


ELECTRONIC DATA SYSTEMS CORPORATION            NESTOR TRAFFIC SERVICES, INC.


By:________________________________            By:____________________________
           (Signature)                                     (Signature)

-----------------------------------            -------------------------------
        (Print Name, Title)                             (Print Name, Title)

                         MASTER LEASE PURCHASE SCHEDULE
                               No. _____ of _____


Master Lease:     Master Lease Purchase Agreement, dated as of June 28, 2001
Lessor:           Electronic Data Systems Corporation
Lessee:           Nestor Traffic Services, Inc.


                                  Attachment 1
                             DESCRIPTION OF FACILITY


That certain traffic-signal monitoring system to be located at the [insert directional information] approach to the intersection of [insert street name w/ block number or mile marker] and [insert cross-street w/ block number or mile marker] in the municipality of [insert town/city] in the State of [insert state], consisting of the following:


   ITEM DESCRIPTION                                                  QUANTITY
   [manufacturer name, model, description,
    accessories, specs., etc.]







together with all services and facilities to be furnished by or on behalf of Lessor prior to the Completion Date for the installation, completion and achievement of operational status thereof in accordance with the specifications mutually agreed upon between Lessor and Lessee in writing, subject, in any event, to an aggregate limitation on Lessor's liability for the provision of such equipment, services and facilities in the amount of the maximum Lessor's Cost specified in this Schedule.



                    FINANCING STATEMENT FILING JURISDICTIONS

Secretary of State, State of [insert state]

[insert local recording authority], [County/City, State]



                   EDS/NESTOR - MASTER LEASE PURCHASE SCHEDULE

                         MASTER LEASE PURCHASE SCHEDULE
                               No. _____ of _____


Master Lease:     Master Lease Purchase Agreement, dated as of June 28, 2001
Lessor:           Electronic Data Systems Corporation
Lessee:           Nestor Traffic Services, Inc.


                                     Annex I
                               PREPAYMENT SCHEDULE


               PREPAYMENT MONTH                   BASIC RENT PREPAYMENT AMOUNT
    3rd Anniversary of Commencement Date
                      37                                      $26,247
                      38                                       25,289
                      39                                       24,316
                      40                                       23,328
                      41                                       22,324
                      42                                       21,305
                      43                                       20,270
                      44                                       19,219
                      45                                       18,152
                      46                                       17,068
                      47                                       15,967
                      48                                       14,850
     4th Anniversary of Commencement Date
                      49                                      $13,714
                      50                                       12,561
                      51                                       11,391
                      52                                       10,202
                      53                                       8,994
                      54                                       7,768
                      55                                       6,523
                      56                                       5,258
                      57                                       3,974
                      58                                       2,670
                      59                                       1,345
                      60                                         0
     5th Anniversary of Commencement Date



                   EDS/NESTOR - MASTER LEASE PURCHASE SCHEDULE